UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Genworth Financial, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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6620 West Broad Street Richmond, Virginia 23230

SUPPLEMENT TO THE NOTICE OF 2012 ANNUAL MEETING AND PROXY STATEMENT

May 3, 2012

Dear Stockholder,

This letter supplements our proxy statement dated April 4, 2012 (the “Proxy Statement”) delivered in connection with the 2012 Annual Meeting of Stockholders of Genworth Financial, Inc. (the “Company”) to be held at 9:00 a.m. local time on Thursday, May 17, 2012, at The Westin Richmond, 6631 West Broad Street, Richmond, Virginia 23230 (the “2012 Annual Meeting”). Except as amended or supplemented by the information contained in this supplement, all information set forth in the Proxy Statement remains accurate and should be considered in casting your vote by proxy or in person at the 2012 Annual Meeting.

On May 1, 2012, Michael D. Fraizer resigned as the President and Chief Executive Officer of the Company, and as Chairman of the Board of Directors and Director of the Company, effective as of that date. Effective as of May 1, 2012, Martin P. Klein, Senior Vice President–Chief Financial Officer of the Company, was appointed by the Board as the Acting President and Acting Chief Executive Officer. Mr. Klein also continues to serve as the Senior Vice President–Chief Financial Officer of the Company. Effective as of May 1, 2012, James S. Riepe, Lead Director, has been appointed by the Board as the Non-Executive Chairman of the Board. In connection with these events, the Board withdrew Mr. Fraizer’s nomination to stand for election as a Director of the Company at the 2012 Annual Meeting.

The purpose of this supplement is to revise the list of nominees for election to our Board of Directors as set forth in the Proxy Statement. Mr. Fraizer was identified as a Director in the Proxy Statement and had been nominated for election as a Director at the 2012 Annual Meeting. Our Board of Directors has withdrawn Mr. Fraizer’s nomination to stand for election as a Director of the Company at the 2012 Annual Meeting and has reduced the size of the Board from nine (9) to eight (8) members effective as of May 1, 2012. As previously disclosed, one of the Company’s current Directors, Dr. Risa J. Lavizzo-Mourey, will not stand for re-election at the 2012 Annual Meeting. The Board has adopted separate resolutions reducing the number of Directors constituting the entire Board, now from eight (8) to seven (7) Directors, effective as of the 2012 Annual Meeting.

If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote. This supplement does not change the proposals to be acted upon at the 2012 Annual Meeting, which are described in the Proxy Statement, except that Mr. Fraizer will no longer be standing for election as a Director. No votes received prior to or after the date of this supplement will be counted for or against the election of Mr. Fraizer to our Board of Directors. You may revoke your proxy by voting in person at the 2012 Annual Meeting, by submitting a subsequent proxy or by notifying Leon E. Roday, the Company’s Secretary, in writing of such revocation.

Cordially,

/s/ Leon E. Roday
Leon E. Roday Secretary

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